UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 8, 2016

Hilton Worldwide Holdings Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36243	27-4384691
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7930 Jones Branch Drive, Suite 1100, McLean, Virginia 22102

(Address of Principal Executive Offices) (Zip Code)

(703) 883-1000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 8, 2016, Hilton Escrow Issuer LLC (the “Escrow Issuer”) and Hilton Escrow Issuer Corp. (the “Escrow Co-Issuer” and, together with the Escrow Issuer, the “Escrow Issuers”), each an indirect subsidiary of Hilton Worldwide Holdings Inc. (the “Company”), entered into a purchase agreement (the “Purchase Agreement”) by and among the Company, the Escrow Issuers and Merrill Lynch, Pierce, Fenner & Smith Incorporated, for itself and on behalf of the several initial purchasers named therein (the “Initial Purchasers”), providing for the issuance and sale of $1.0 billion in aggregate principal amount of the Escrow Issuers’ 4.250% Senior Notes due 2024 (the “Notes”) in a private offering to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Securities Act. The Notes will be issued at 100.0% of their par value with a coupon of 4.250%. Interest on the Notes is payable semi-annually on March 1 and September 1 of each year commencing on March 1, 2017. The Notes will mature on September 1, 2024. The offering is expected to close, subject to customary closing conditions, on August 18, 2016 (the “Closing Date”). The Purchase Agreement contains customary representations, warranties, conditions to closing, indemnification rights and obligations of the parties and termination provisions.

Concurrently with the closing of the offering of the Notes, the Escrow Issuers will deposit the gross proceeds of the offering into a segregated escrow account that will be pledged for the benefit of the holders of the Notes, together with additional amounts sufficient to fund the redemption of the Notes at the special mandatory redemption price described below based on an initial outside date that will be the 30th day following the Closing Date. The escrowed funds will be released to the Company or its subsidiaries upon the satisfaction of certain conditions, including the consummation of certain transactions relating to an internal reorganization that will precede the Company’s previously announced tax-free spin-offs of Park Hotels & Resorts Inc. (together with its subsidiaries, “Park”) and Hilton Grand Vacations Inc. If the escrow conditions are not satisfied on or prior to the initial outside date, as it may be extended in accordance with the escrow agreement to a date not later than the 180th day following the Closing Date (or such earlier date as the Escrow Issuers determine in their sole discretion that any of the escrow conditions cannot be satisfied), the Escrow Issuers will be required to redeem the Notes at a special mandatory redemption price of 100% of the principal amount of the Notes, plus accrued and unpaid interest to, but not including, the date of redemption. The escrowed funds would be released and applied to pay for any such special mandatory redemption.

Following satisfaction of the conditions for the release of the proceeds of the offering, a portion of the net proceeds are expected to be applied toward the repayment of approximately $250 million of indebtedness under the Company’s existing senior secured term loan facility and the remainder toward the repayment of certain indebtedness of unrestricted subsidiaries of Park and to fund certain other liabilities and expenses of Park.

Certain of the Initial Purchasers and their respective affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Company or its affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. In addition, certain of the Initial Purchasers or their respective affiliates may receive a portion of the net proceeds from the offering that are used to repay the Company’s existing indebtedness. Blackstone Advisory Partners L.P., one of the Initial Purchasers, is also an affiliate of The Blackstone Group L.P. (“Blackstone”). Blackstone and its affiliates owned approximately 45.8% of the Company’s outstanding common stock as of June 30, 2016.

The information included in Item 1.01 of this Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any securities of the Company or its subsidiaries.

Item 7.01	Regulation FD Disclosure.

On August 12, 2016, in connection with the previously-announced transaction to amend its existing $4.225 billion senior secured term loan facility, the Company announced that it expects to accept commitments from lenders representing an aggregate principal amount of $3.225 billion of outstanding term loans to convert them into a new tranche of term loans with amended pricing and an extended maturity date (the “Extended Term Loans”). The terms of the Extended Term Loans are expected to provide for a maturity date of October 25, 2023. The remaining outstanding term loans under the senior secured term loan facility (after giving effect to the expected repayment of approximately $250 million with a portion of the proceeds of the notes offering as described above) are expected to remain in place on the existing terms and will mature on the scheduled maturity date of October 25, 2020.

Closing of the Extended Term Loans is expected to occur on or about August 18, 2016. However, the Company and the lenders have not yet entered into any amendment to the existing credit agreement or other definitive agreements with respect to the Extended Term Loans, and the closing is subject to customary closing conditions, including the lenders’ approval and execution of definitive documentation in respect of the Extended Term Loans.

The information included in Item 7.01 of this Current Report is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Current Report shall not be incorporated by reference into any filing under the Securities Act, unless specifically incorporated by reference into any such filing. This Current Report will not be deemed an admission as to the materiality of any information in this Current Report that is required to be disclosed solely by Regulation FD.

The information in item 7.01 of this Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any securities of the Company or its subsidiaries.

CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS

Information set forth in this Current Report contains forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of risks and uncertainties. A discussion of factors that may affect future results is contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, as such factors may be updated from time to time in the Company’s periodic filings with the Securities and Exchange Commission. The Company disclaims any obligation to update forward-looking statements, except as may be required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILTON WORLDWIDE HOLDINGS INC.

By:	/s/ Kevin J. Jacobs
Name:	Kevin J. Jacobs
Title:	Executive Vice President and Chief Financial Officer

Date: August 12, 2016